EXHIBIT 10.59


                      AMENDED AND RESTATED CREDIT AGREEMENT

                  THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 27, 2002, is by and between WTC INDUSTRIES, INC., a Delaware corporation, PENTAPURE INCORPORATED, a Minnesota corporation. (collectively, the "Borrowers" and each a "Borrower), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Lender").

                                    RECITALS

                  WHEREAS, the Borrowers and Robert Klas, Sr. and the Lender previously entered into that certain Credit Agreement dated as of March 29, 2000, (as amended, the "Prior Credit Agreement") providing for the extension of certain credit facilities by the Lender in favor of the Borrowers thereunder; and

                  WHEREAS, the Borrowers have requested that the Lender amend and restate the provisions of the Prior Credit Agreement and the Lender has agreed to do so upon the terms and subject to the conditions of this Amended and Restated Credit Agreement;

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  Section 1.1 Defined Terms. As used in this Agreement the following terms shall have the following respective meanings:

                  "Adjusted Eurodollar Rate": With respect to each day, the rate (rounded upward, if necessary, to the next higher one hundredth of one percent) determined by dividing the Eurodollar Rate for such date by 1.00 minus Eurodollar Reserve Percentage.

                  "Advance": Any portion of the outstanding Revolving Loan or the Term Loan.

                  "Agreement": This Amended and Restated Credit Agreement.

                  "Applicable Margin": 2.50%.

                  "Board": The Board of Governors of the Federal Reserve System or any successor thereto.

                  "Borrowing Base": As defined in Section 2.5.

                  "Borrowing Base Certificate": As defined in Section 2.5.

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                  "Business Day": Any day (other than a Saturday, Sunday or
legal holiday in the State of Minnesota) on which national banks are permitted to be open at the location of the Lender.

                  "Cash Flow Leverage Ratio": For any period of determination the ratio of

                  (a) the Borrowers' interest bearing indebtedness,

                  to

                  (b) the Borrowers' EBITDA for such period,

                  in each case determined on a consolidated basis in accordance with GAAP.

                  "Closing Date": February 27, 2002.

                  "Commitment Fees": As defined in Section 2.9.

                  "Commitments": The Revolving Commitment and the Term Loan Commitment.

                  "Default": Any event which, with the giving of notice (whether such notice is required under Section 7.1, or under some other provision of this Agreement, or otherwise) or lapse of time, or both, would constitute an Event of Default.

                  "EBITDA": For any period of determination, the consolidated net income of the Borrowers before deductions for income taxes, interest expense, depreciation and amortization, all as determined in accordance with GAAP.

                  "Eurodollar Business Day": A Business Day which is also a day for trading by and between banks in United States dollar deposits in the interbank Eurodollar market and a day on which banks are open for business in New York City.

                  "Eurodollar Rate": With respect to each day, the rate per annum at which United States dollar deposits having a maturity of thirty days are quoted on Telerate Page 3750, at 10:00 A.M. (Minneapolis time) on such date or, if such date is not a Eurodollar Business Day, the most recent Eurodollar Business Day. "Telerate Page 3750" means the display designated as page 3750 on Telerate System Incorporated (or such other page as may replace page 3750 on such service for the purpose of displaying London interbank offered rates of major banks for United States dollar deposits).

                  "Eurodollar Rate Advance": An Advance with respect to which the interest rate is determined by reference to the Adjusted Eurodollar Rate.

                  "Eurodollar Reserve Percentage": As of any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) for a member Lender of the Federal Reserve System, with deposits comparable in amount to those held by the Lender, in respect of "Eurocurrency Liabilities" as such term is defined in Regulation D of the Board. The rate of interest applicable to any outstanding Eurodollar Rate Advances shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.


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                  "Event of Default": Any event described in Section 7.1.

                  "Fixed Charge Coverage Ratio": For any period of determination, the ratio of

                  (a) the Borrowers EBITDA less cash taxes, cash distributions and unfinanced capital expenditures,

                  to

                  (b) the Borrowers cash interest expense and mandatory payments on principal indebtedness,

                  in each case determined on a consolidated basis for such period in accordance with GAAP.

                  "GAAP": Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of any date of determination.

                  "Letter of Credit": An irrevocable letter of credit issued by the Lender for the account of a Borrower pursuant to this Agreement.

                  "Lien": With respect to any Person, any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of each lessor under any capitalized lease), in, of or on any assets or properties of such Person, now owned or hereafter acquired, whether arising by agreement or operation of law.

                  "Loan Documents": This Agreement, the Notes, and any documents described in Section 3.1(a)(vii).

                  "Notes": The Revolving Note and the Term Note, any note hereafter issued under this Agreement and as each of the same may be modified, amended, extended or renewed from time to time.

                  "Person": Any natural person, corporation, partnership, limited partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

                  "Regulatory Change": Any change after the date of this Agreement in federal, state or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including the Lender under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

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                  "Revolving Commitment": The obligation of the Lender to make
Advances to the Borrowers on the Revolving Loan in an aggregate principal amount outstanding at any time not to exceed the Revolving Commitment Amount upon the terms and subject to the conditions and limitations of this Agreement.

                  "Revolving Commitment Amount": As defined in Section 2.1(a).

                  "Revolving Commitment Fees": As defined in Section 2.9.

                  "Revolving Loan": As defined in Section 2.1(a).

                  "Revolving Maturity Date": As defined in Section 2.1(a).

                  "Revolving Note": As defined in Section 2.3.

                  "Subsidiary": Any corporation or other entity of which securities or other ownership interests having ordinary voting power for the election of a majority of the board of directors or other Persons performing similar functions are owned by a Borrower either directly or through one or more Subsidiaries.

                  "Term Loan": As defined in Section 2.1(b).

                  "Term Loan Commitment": The obligation of the Lender to make a term loan to the Borrowers in the Term Loan Commitment Amount upon the terms and subject to the conditions and limitations of this Agreement.

                  "Term Loan Commitment Amount": As defined in Section 2.1(b).

                  "Term Note": As defined in Section 2.3.

                  "Total Liabilities": At the time of any determination, the amount, on a consolidated basis of all items of indebtedness of the Borrowers and the Subsidiaries that would constitute "liabilities" for balance sheet purposes in accordance with GAAP.

                  "Total Revolving Outstandings": As of any date of determination, the sum of (a) the aggregate unpaid principal balance of Revolving Loans outstanding on such date, (b) the aggregate maximum amount available to be drawn under Letters of Credit outstanding on such date and (c) the aggregate amount of Unpaid Drawings on such date.

                  "Unpaid Drawing": As defined in Section 2.18.

                  "Warrant Agreement": That certain warrant agreement dated as of March 29, 2000 between the Borrower WTC Industries, Inc. and the Lender.


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                  Section 1.2 Accounting Terms and Calculations. Except as may
be expressly provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

                  Section 1.3 Other Definitional Terms, Terms of Construction. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, Schedules and the like references are to Sections, Exhibits, Schedules and the like of this Agreement unless otherwise expressly provided. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or." All incorporations by reference of covenants, terms, definitions or other provisions from other agreements are incorporated into this Agreement as if such provisions were fully set forth herein, and include all necessary definitions and related provisions from such other agreements. All covenants, terms, definitions and other provisions from other agreements incorporated into this Agreement by reference shall survive any termination of such other agreements until the obligations of the Borrower under this Agreement and the Notes are irrevocably paid in full and the Revolving Commitment is terminated.

                                   ARTICLE II

                                TERMS OF LENDING

                  Section 2.1 The Commitments. On the terms and subject to the conditions hereof, the Lender agrees to make the following lending facilities available to the Borrowers:

                           2.1 (a) Revolving Credit. A revolving loan (the "Revolving Loan") to the Borrowers available as Advances at any time and from time to time from the Closing Date to May 1, 2004 (the "Revolving Maturity Date"), during which period a Borrower may borrow, repay and reborrow in accordance with the provisions hereof, provided, that the unpaid principal amount of revolving Advances shall not at any time exceed $3,000,000 (the "Revolving Commitment Amount"); and provided, further, that no revolving Advance will be made if, after giving effect thereto, Total Revolving Outstandings would exceed the Borrowing Base.

                           2.1(b) Term Loan. A term loan (the "Term
         Loan") to the Borrowers in an aggregate amount not to exceed $5,000,000 (the "Term Loan Commitment Amount").

                           2.1(c) Joint and Several Liability. The obligations of each Borrower hereunder and under the Revolving Note, the Term Note and any other documents executed by it in connection with loans made under this Agreement shall be joint and several; provided that in no event shall the amount payable by any such Borrower exceed an aggregate amount equal to the largest amount that would not render such Borrower's obligations subject to avoidance under Section 548 of the United States Bankruptcy Code or any applicable provision of comparable state law.


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                  Section 2.2 Procedure for Advances and the Term Loan. Any
request by a Borrower for an Advance on the Revolving Loan shall be in writing or by telephone and must be given so as to be received by the Lender not later than 2:00 (St. Paul, Minnesota time) on the requested Advance date. Each request for an Advance shall be irrevocable and shall be deemed a representation by the Borrowers that on the requested Advance date and after giving effect to such Advance the applicable conditions specified in Article III have been and will continue to be satisfied. Each request for an Advance shall specify (i) the requested Advance date (which must be a Eurodollar Business Day), and (ii) the amount of such Advance which shall be in a minimum amount of $10,000 or, if more, an integral multiple thereof. Unless the Lender determines that any applicable condition specified in Article III has not been satisfied, the Lender will make available to the Borrowers at the Lender's principal office in St. Paul, Minnesota in immediately available funds not later than 3:00 PM (St. Paul time) on the requested Advance date the amount of the requested Advance. On the Closing Date, unless the Lender determines that any applicable condition specified in Article III has not been satisfied, the Lender will make available to the Borrowers at the Lender's principal office in St. Paul, Minnesota in immediately available funds, not later the 3:00 PM (St. Paul time) the principal amount of the Term Loan.

                  Section 2.3 The Notes. The Advances on the Revolving Loan shall be evidenced by a single promissory note of the Borrower (the "Revolving Note"), substantially in the form of Exhibit 2.3 (a) hereto, in the amount of the Revolving Commitment Amount originally in effect. The Term Loan shall be evidenced by a promissory note (the "Term Note"), substantially in the form of
Exhibit 2.3 (b) hereto, in an amount equal to the Term Loan Commitment Amount. The Lender shall enter in its ledgers and records the amount of each Advance made and the payments made thereon, and the Lender is authorized by the Borrower to enter on a schedule attached to the Notes a record of such Advances and payments.

                  Section 2.4 Interest Rates, Interest Payments and Default Interest. Interest shall accrue and be payable on the Advances and the Term Loan as follows:

                           2.4 (a) Each Advance on the Revolving Loan shall bear
interest on the unpaid principal amount thereof at a rate per annum equal to the sum of (i) the Adjusted Eurodollar Rate, plus (ii) the Applicable Margin.

                           2.4 (b) Each Advance on the Term Loan shall bear
interest on the unpaid principal amount thereof at a rate per annum equal to the sum of (i) the Adjusted Eurodollar Rate, plus (ii) the Applicable Margin.

                           2.4 (c) Upon the happening of any Event of Default
and during the continuance thereof, each Advance and the Term Loan, as applicable, shall, at the option of the Lender, bear interest at the rate otherwise applicable thereto, plus 2.0%.

                           2.4 (d) Interest shall be payable on all Advances and
on the Term Loan, as applicable, on the first day of each month commencing April 1, 2002 and on the first day of each month thereafter and on the Revolving Maturity Date for Revolving Loans and on maturity of the Term Loan; provided that interest under clause (c) shall be payable on demand.


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                  Section 2.5 Borrowing Base and Mandatory Prepayment. The
Borrowing Base shall be equal to 80% of the face value of Eligible Receivables. "Eligible Receivables" is defined on Schedule 1 hereto. The Borrowers shall deliver borrowing base certificates in the form attached hereto (a "Borrowing Base Certificate") to the Lender (i) dated as of the last day of each month, by the 30th day of the next month and (ii) dated as of the date the Lender requests such a certificate within 10 days of the Lender's request for the certificate. Each such certificate shall state the amount of Eligible Receivables and the Borrowing Base as of the end of the previous month or the date of the Lender's request, as appropriate. Any limitations on Advances or required prepayments relating to the Borrowing Base shall be based on the latest Borrowing Base Certificate the Borrowers shall have delivered to the Lender. If Total Revolving Outstandings at any time exceed the Borrowing Base, the Borrowers shall immediately prepay the Revolving Note by the amount of that excess.

                  Section 2.6 Repayment.

                           2.6 (a) Repayment of the Revolving Note. Principal of the Revolving Note shall be payable in full on the Revolving Maturity Date.

                           2.6 (b) Repayment of the Term Note. Principal of the Term Note is payable as provided in the Term Note.

                           Section 2.7 Optional Prepayments. The Borrower may prepay Advances and the Term Loan, in whole or in part, at any time, without premium or penalty. Any prepayment must be accompanied by accrued and unpaid interest on the amount prepaid. Each partial prepayment shall be in a minimum amount of $10,000. Amounts paid (unless following an acceleration or upon termination of the Commitment in whole) or prepaid on Advances on the Revolving Loan under this Section may be reborrowed upon the terms and subject to the conditions and limitations elsewhere in this Agreement. Amounts paid on the Term Loan may not be reborrowed.

                  Section 2.8 Optional Reduction of Revolving Commitment Amounts or Termination of Commitments. The Borrowers may, at any time, upon not less than 5 Business Days prior written notice to the Lender, reduce the Revolving Commitment Amount, with any such reduction in a minimum amount of $100,000; provided, however, the Borrowers may not at any time reduce the Revolving Commitment Amount below the then unpaid principal balance of the Revolving Note. The Borrowers may, at any time, upon not less than 30 Business Days prior written notice to the Lender, terminate the Revolving Commitment in its entirety. Upon termination of the Revolving Commitment pursuant to this Section, the Borrower shall pay to the Lender all unpaid obligations of the Borrower to the Lender hereunder.

                  Section 2.9 Revolving Commitment Fee. The Borrowers shall pay to the Lender fees (the "Revolving Commitment Fees") in an amount determined by applying a rate of 0.25% per annum to the average daily unused Revolving Commitment Amount for the period from the date of this Agreement to the Revolving Maturity Date. Such Revolving Commitment Fees are payable in arrears monthly on the last day of each month and on the Revolving Maturity Date.


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                  Section 2.10 Computation. Revolving Commitment Fees and
interest on the Notes shall be computed on the basis of actual days elapsed and a year of 360 days.

                  Section 2.11 Capital Adequacy. In the event that any Regulatory Change reduces or shall have the effect of reducing the rate of return on the Lender's capital or the capital of its parent corporation (by an amount the Lender deems material) as a consequence of the Commitments and/or the Advances to a level below that which the Lender or its parent corporation could have achieved but for such Regulatory Change (taking into account the Lender's policies and the policies of its parent corporation with respect to capital adequacy), then the Borrower shall, within five days after written notice and demand from the Lender, pay to the Lender additional amounts sufficient to compensate the Lender or its parent corporation for such reduction. Any determination by the Lender under this Section and any certificate as to the amount of such reduction given to the Borrower by the Lender shall be final, conclusive and binding for all purposes, absent error.

                  Section 2.12 Use of Proceeds. The proceeds of the initial Advance on the Revolving Loan shall be used first for working capital. Any remaining balance of the initial Advance on the Revolving Loan and the proceeds of any subsequent Advance thereon shall be used for a Borrower's general business purposes in a manner not in conflict with any of the Borrowers' covenants in this Agreement. The proceeds of the Term Loan shall be used to refinance existing term indebtedness and for capital expenditures.

                  Section 2.13 Increased Cost. If any Regulatory Change:

                  (a) shall subject the Lender to any tax, duty or other charge with respect to its Eurodollar Rate Advances, the Notes, its obligation to make Eurodollar Rate Advances or shall change the basis of taxation of payment to the Lender of the principal of or interest on Eurodollar Rate Advances or any other amounts due under this Agreement in respect of Eurodollar Rate Advances or its obligation to make Eurodollar Rate Advances (except for changes in the rate of tax on the overall net income of the Lender imposed by the jurisdiction in which the Lender's principal office is located); or

                  (b) shall impose, modify or deem applicable any reserve, special deposit, capital requirement or similar requirement (including, without limitation, any such requirement imposed by the Board, but excluding with respect to any Eurodollar Rate Advance any such requirement to the extent included in calculating the applicable Adjusted Eurodollar Rate) against assets of, deposits with or for the account of, or credit extended by, the Lender or shall impose on the Lender or on the interbank Eurodollar market any other condition affecting its Eurodollar Rate Advances, the Notes or its obligation to make Eurodollar Rate Advances;

and the result of any of the foregoing is to increase the cost to the Lender of making or maintaining any Eurodollar Rate Advance, or to reduce the amount of any sum received or receivable by the Lender under this Agreement or under the Notes, then, within 30 days after demand by the Lender, the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduction. The Lender will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Lender to compensation pursuant to this Section. A certificate of the Lender claiming compensation under this Section, setting forth the additional amount or amounts to be paid to it hereunder and stating in reasonable detail the basis for the charge and the method of computation, shall be conclusive in the absence of error. In determining such amount, the Lender may use any reasonable averaging and attribution methods.


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                  Section 2.14 Structuring Fee. The provisions of the Warrant
Agreement shall remain in full force and effect and all references therein to the Credit Agreement shall be deemed to be references to this Agreement. All references to Section 2.19 of the Credit Agreement shall be deemed references to this Section 2.14.

                  Section 2.15 Letters of Credit. Upon the terms and subject to the conditions of this Agreement, the Lender agrees to issue Letters of Credit for the account of a Borrower from time to time between the Closing Date and the Revolving Maturity Date in such amounts as a Borrower shall request up to an aggregate amount at any time outstanding not exceeding the Revolving Commitment Amount; provided that no Letter of Credit will be issued in any amount which, after giving effect to such issuance, would cause Total Revolving Outstandings to exceed the lesser of the Revolving Commitment Amount or the Borrowing Base.

                  Section 2.16 Procedures for Letters of Credit. Each request for a Letter of Credit shall be made by a Borrower in writing, by telex, facsimile transmission or electronic conveyance received by the Lender by 2:00 p.m., Minneapolis time, on a Business Day which is not less than one Business Day preceding the requested date of issuance (which shall also be a Business
Day). Each request for a Letter of Credit shall be deemed a representation by the Borrowers that on the date of issuance of such Letter of Credit and after giving effect thereto the applicable conditions specified in Article III have been and will be satisfied. The Lender may require that such request be made on such letter of credit application and reimbursement agreement form as the Lender may from time to time specify, along with satisfactory evidence of the authority and incumbency of the officials of the Borrower making such request.

                  Section 2.17 Terms of Letters of Credit. Letters of Credit shall be issued in support of obligations of a Borrower. All Letters of Credit must expire not later than the Business Day preceding the Revolving Commitment Maturity Date. No Letter of Credit may have a term longer than 12 months.

                  Section 2.18 Agreement to Repay Letter of Credit Drawings. If the Lender has received documents purporting to draw under a Letter of Credit that the Lender believes conform to the requirements of the Letter of Credit, or if the Lender has decided that it will comply with the Borrower's written or oral request or authorization to pay a drawing on any Letter of Credit that the Lender does not believe conforms to the requirements of the Letter of Credit, it will notify the Borrowers of that fact. The Borrowers shall reimburse the Lender by 9:30 a.m. (Minneapolis time) on the day on which such drawing is to be paid in immediately available funds in an amount equal to the amount of such drawing. Any amount by which the Borrowers have failed to reimburse the Lender for the full amount of such drawing by 10:00 a.m. on the date on which the Lender in its notice indicated that it would pay such drawing, until reimbursed from the proceeds of Loans pursuant to Section 2.20 is an "Unpaid Drawing."


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                  Section 2.19 Obligations Absolute. The obligation of the
Borrowers under Section 2.18 to repay the Bank for any amount drawn on any Letter of Credit and to repay the Bank for any Revolving Loans made under
Section 2.20 to cover Unpaid Drawings shall be absolute, unconditional and irrevocable, shall continue for so long as any Letter of Credit is outstanding notwithstanding any termination of this Agreement, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

                  (a) Any lack of validity or enforceability of any Letter of Credit;

                  (b) The existence of any claim, setoff, defense or other right which a Borrower may have or claim at any time against any beneficiary, transferee or holder of any Letter of Credit (or any Person for whom any such beneficiary, transferee or holder may be acting), the Lender or any other Person, whether in connection with a Letter of Credit, this Agreement, the transactions contemplated hereby, or any unrelated transaction; or

                  (c) Any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever.

Neither the Lender nor its officers, directors or employees shall be liable or responsible for, and the obligations of the Borrowers to the Lender shall not be impaired by:

                  (i) The use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary, transferee or holder thereof in connection therewith;

                  (ii) The validity, sufficiency or genuineness of documents, or of any endorsements thereon, even if such documents or endorsements should, in fact, prove to be in any or all respects invalid, insufficient, fraudulent or forged;

                  (iii) The acceptance by the Lender of documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; or

                  (iv) Any other action of the Lender in making or failing to make payment under any Letter of Credit if in good faith and in conformity with U.S. or foreign laws, regulations or customs applicable thereto.

Notwithstanding the foregoing, the Borrowers shall have a claim against the Lender, and the Lender shall be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by a Borrower which such Borrower proves were caused by the Lender's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms thereof.

                  Section 2.20 Loans to Cover Unpaid Drawings. Whenever any Unpaid Drawing exists, the Lender is authorized (and each Borrower here so authorize the Lender) to, and shall, make a Revolving Loan to the Borrower in an


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amount equal to the amount of the Unpaid Drawing. The Lender shall apply the proceeds of such Revolving Loan directly to reimburse itself for such Unpaid Drawing. If at the time the Lender makes a Revolving Loan pursuant to the provisions of this Section, the applicable conditions precedent specified in
Article III shall not have been satisfied, the Borrowers shall pay to the Lender interest on the funds so advanced at a floating rate per annum equal to the sum of the Adjusted Eurodollar Rate plus the Applicable Margin plus two percent (2.00%).

                  Section 2.21 Letter of Credit Fees. For each Letter of Credit issued, the Borrowers shall pay to the Lender, in advance payable on the date of issuance, a fee (a "Letter of Credit Fee") in an amount determined by applying a per annum rate of two percent (2.0%) to the original face amount of the Letter of Credit for the period from the date of issuance to the scheduled expiration date of such Letter of Credit, and for any renewal thereof, if any. In addition to the Letter of Credit Fee, the Borrowers shall pay to the Lender, on demand, all issuance, amendment, drawing and other fees regularly charged by the Lender to its letter of credit customers and all out-of-pocket expenses incurred by the Lender in connection with the issuance, amendment, administration or payment of any Letter of Credit.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

                  Section 3.1 Conditions of Initial Revolving Advance and Term Loan. The obligation of the Lender to make the initial Advance on the Revolving Loan and the Term Loan hereunder shall be subject to the prior or simultaneous fulfillment of each of the following conditions:

                           3.1 (a) Documents. The Lender shall have received the
following:

                           (i) The Notes executed by a duly authorized officer
                  (or officers) of the Borrowers, dated the Closing Date.

                           (ii) A copy of the corporate resolutions of each
                  Borrower authorizing the execution, delivery and performance of this Agreement and the Notes and containing an incumbency certificate showing the names and titles, and bearing the signatures of, the officers of such Borrower authorized to execute this Agreement and the Notes, certified as of the Closing Date by the Secretary or an Assistant Secretary of each Borrower.

                           (iii) A copy of the Articles or Certificate of
                  Incorporation of each Borrower with all amendments thereto, certified by the appropriate governmental official of the jurisdiction of its incorporation as of a date not more than 30 days prior to the Closing Date (or a certificate of no change).

                           (iv) A certificate of good standing for each Borrower
                  in the jurisdiction of its incorporation and in Minnesota, certified by the appropriate governmental officials as of a date not more than 30 days prior to the Closing Date.


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                           (v) A copy of the bylaws of each Borrower, certified
                  as of the Closing Date by the Secretary or an Assistant Secretary of such Borrower (or a certificate of no change).

                           (vi) The opinion of counsel to the Borrowers covering
                  such matters as the Lender may request.

                           (vii) A Security Agreement in form and substance
                  satisfactory to the Lender and duly executed by each Borrower.

                           (viii) The initial Borrowing Base Certificate
                  required under Section 2.5.

                           (ix) A reaffirmation of subordination agreement in
                  form and substance satisfactory to the Lender duly executed by Borrower WTC Industries, Inc. and Robert Klas, Sr.

                           (x) The Lender shall have received a letter from the
                  Borrowers' accountants in form and substance reasonably satisfactory to the Lender verifying that the audited consolidated financial statements of the Borrowers for the fiscal year ended December 31, 2001 when issued will have no significant variations from the preliminary statements for such period previously furnished to the Lender.

                           3.1 (b) Other Matters. All organizational and legal
proceedings relating to the Borrower and all instruments and agreements in connection with the transactions contemplated by this Agreement shall be satisfactory in scope, form and substance to the Lender and its counsel, and the Lender shall have received all information and copies of all documents, including records of corporate proceedings, which it may reasonably have requested in connection therewith, such documents where appropriate to be certified by the proper Borrower or governmental authorities.

                           3.1 (c) Fees and Expenses. The Lender shall have
received all fees and other amounts due and payable by the Borrowers on or prior to the Closing Date, including the reasonable fees and expenses of counsel to the Lender payable pursuant to Section 8.2.

                           3.1 (d) Perfection. The Security Agreement (or
financing statements with respect thereto) shall have been appropriately filed to the satisfaction of the Lender and the priority and perfection of the Lien created thereby shall have been established to the satisfaction of the Lender.

                  Section 3.2 Conditions Precedent to all Advances. The Lender shall not have any obligation to make any Advances (including Advances after the initial Advance) hereunder unless all representations and warranties of the Borrower made in this Agreement remain true and correct and no Default or Event of Default exists.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  Each Borrower represents and warrants to the Lender:

                  Section 4.1 Organization, Standing, Etc. Each Borrower is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted, to enter into this Agreement and to issue the Notes issued by it and to perform its obligations hereunder and thereunder. This Agreement and the Notes have been duly authorized by all necessary corporate action and when executed and delivered will be the legal and binding obligations of the Borrowers. The execution and delivery of this Agreement and the Notes will not violate any Borrower's Articles or Certificate of Incorporation or bylaws or any law applicable to such Borrower. No governmental consent or exemption is required in connection with any Borrower's execution and delivery of this Agreement and the Notes.

                  Section 4.2 Financial Statements and No Material Adverse Change. The Borrowers' audited consolidated financial statements for WTC Industries, Inc. as at December 31, 2000 and its unaudited consolidated financial statements for WTC Industries, Inc. as at December 31, 2001, as heretofore furnished to the Lender, have been prepared in accordance with GAAP. Neither Borrower has any material obligation or liability not disclosed in such financial statements, and there has been no material adverse change in the condition of either Borrower since the dates of such financial statements.

                  Section 4.3 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of any Borrower, threatened against or affecting any Borrower which, if determined adversely to such Borrower, would have a material adverse effect on the condition of any Borrower. No Borrower is in violation of any law or regulation (including environmental laws and regulations and laws relating to employee benefit plans) where such violation could reasonably be expected to impose a material liability on any Borrower.

                  Section 4.4 Taxes. Each Borrower has filed all federal, state and local tax returns required to be filed and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Borrower).

                  Section 4.5 Subsidiaries. WTC Industries, Inc. has no Subsidiaries other than PentaPure Incorporated. PentaPure Incorporated has no Subsidiaries.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

                  Until the Revolving Commitment shall have expired or been terminated and the Notes evidencing the Revolving Loan and the Term Loan and all of the Borrowers' other obligations to the Lender under this Agreement shall have been paid in full, unless the Lender shall otherwise consent in writing:

                  Section 5.1 Financial Statements and Reports. The Borrowers will furnish to the Lender:

                           5.1 (a) As soon as available and in any event within
120 days after the end of each fiscal year of the Borrowers, audited consolidated financial statements of the Borrowers consisting of at least statements of income, cash flow and changes in stockholders' equity, and a balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, certified by independent certified public accountants selected by the Borrower and acceptable to the Lender.

                           5.1 (b) As soon as available and in any event within
45 days after the end of each fiscal quarter, unaudited consolidated financial statements for the Borrowers for such quarter and for the period from the beginning of such fiscal year to the end of such fiscal quarter, substantially similar to the annual audited statements.

                           5.1 (c) As soon as practicable and in any event
within 30 days after the end of each fiscal quarter, a statement signed by the chief financial officer of the Borrowers stating that as at the end of such fiscal quarter there did not exist any Default or Event of Default or, if such Default or Event of Default existed, specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto.

                           5.1 (d) Immediately upon any officer of a Borrower
becoming aware of any Default or Event of Default, a notice describing the nature thereof and what action the Borrowers propose to take with respect thereto.

                           5.1(e) As soon as practicable and in any event within
30 days after the end of each month a Borrowing Base Certificate and, upon request of the Lender, an accounts receivable aging report.

                           5.1(f) From time to time, such other information
regarding the business, operation and financial condition of the Borrower as the Lender may reasonably request.

                  Section 5.2 Corporate Existence. Subject to the provisions of
Section 6.1, each Borrower will maintain its corporate existence in good standing under the laws of its jurisdiction of incorporation and its qualification to transact business in each jurisdiction where failure so to qualify would permanently preclude such Borrower from enforcing its rights with respect to any material asset or would expose such Borrower to any material liability.
                  Section 5.3 Insurance. Each Borrower will maintain with financially sound and reputable insurance companies such insurance as may be required by law and such other insurance in such amounts and against such hazards as is customary in the case of reputable corporations engaged in the same or similar business and similarly situated.

                  Section 5.4 Payment of Taxes and Claims. Each Borrower will file all tax returns and reports which are required by law to be filed by it and will pay before they become delinquent, all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including those of suppliers, mechanics, carriers, warehousemen, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its property.

                  Section 5.5 Inspection. Each Borrower will permit any Person designated by the Lender to visit and inspect any of the properties, books and financial records of such Borrower, to examine and to make copies of the books of accounts and other financial records of such Borrower, and to discuss the affairs, finances and accounts of such Borrower with its officers at such reasonable times and intervals as the Lender may designate. Each Borrower shall also allow the Lender and its agents to conduct periodic collateral audits of such Borrower's accounts and inventory at such intervals as the Lender may choose, and the Borrower shall pay the Lender's costs of such audits.

                  Section 5.6 Maintenance of Properties. Each Borrower will maintain its properties in good condition, repair and working order, and supplied with all necessary equipment, and make all necessary repairs, renewals, replacements, betterments and improvements thereto, all as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

                  Section 5.7 Books and Records. Each Borrower will keep adequate and proper records and books of account in which full and correct entries will be made of its dealings, business and affairs.

                  Section 5.8 Compliance. Each Borrower will comply in all material respects with all laws, rules and regulations to which it may be subject.

                  Section 5.9 Notice of Litigation. Each Borrower will give prompt written notice to the Lender of the commencement of any action, suit or proceeding affecting such Borrower.

                  Section 5.10 Plans. Each Borrower will maintain any employee benefit plans in compliance with all material requirements of applicable laws and regulations.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

                  Until the Revolving Commitment shall have expired or been terminated and the Notes evidencing the Revolving Loan and the Term Loan and all of each Borrower's other obligations to the Lender under this Agreement shall have been paid in full, unless the Lender shall otherwise consent in writing:

                  Section 6.1 Merger. Each Borrower will not merge or consolidate or enter into any analogous reorganization or transaction with any Person or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or permit any Subsidiary to do any of the foregoing; provided, however, that the Borrowers may merge with each other and any Subsidiary may be merged with or liquidated into a Borrower or any wholly-owned Subsidiary (if the Borrower or such wholly-owned Subsidiary is the surviving corporation).

                  Section 6.2 Sale of Assets. Each Borrower will not, and will not permit any Subsidiary to, sell, transfer, lease or otherwise convey all or any substantial part of its assets except for sales and leases of inventory in the ordinary course of business.

                  Section 6.3 Investments. Each Borrower will not, and will not permit any Subsidiary to, make any loans, advances or extensions of credit to any other Person (except for trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms) or purchase or acquire any stock or other debt or equity securities of or any interest in any other Person or any integral part of any business or the assets comprising such business or part thereof, except for:

                           6.3 (a) Investments in readily marketable direct
obligations issued or unconditionally guaranteed by the United States government or any agency thereof and supported by the full faith and credit of the United States.

                           6.3 (b) Certificates of deposit or bankers'
acceptances issued by any commercial Bank organized under the laws of the United States or any State thereof which has (i) combined capital and surplus of at least $100,000,000, and (ii) a credit rating with respect to its unsecured indebtedness from a nationally recognized rating service that is satisfactory to the Lender.

                           6.3 (c) Commercial paper given the highest rating by
a nationally recognized rating service.

                           6.3 (d) Repurchase agreements relating to securities
of the kind described in subsection (a) of this Section.

                           6.3 (e) Other readily marketable investments in debt
securities which are reasonably acceptable to the Lender.

                           6.3 (f) Travel advances to officers and employees in
the ordinary course of business.

                           6.3 (g) Investments by a Borrower in, or a license
agreement with, Polymerics which are not otherwise prohibited by this Agreement.

Any investments under clauses (a), (b), (c) or (d) above must mature within one year of the acquisition thereof by the Borrower.

                  Section 6.4 Indebtedness. Each Borrower will not, and will not permit any Subsidiary to, borrow any money or issue any bonds, debentures or other debt securities or otherwise become obligated on any interest-bearing indebtedness except for the Term Loan and Advances on the Revolving Loan under this Agreement, and except for unsecured indebtedness to Klas and The Tapemark Company.

                  Section 6.5 Liens. Each Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien, or enter into any arrangement for the acquisition of any property through conditional sale, lease-purchase or other title retention agreements except:

                           6.5 (a) Liens granted to the Lender.

                           6.5 (b) Liens existing on the date of this Agreement
and disclosed on Exhibit 6.5 hereto.

                           6.5 (c) Deposits or pledges to secure payment of
workers' compensation, unemployment insurance, old age pensions or other social security obligations arising in the ordinary course of business of the Borrower.

                           6.5 (d) Liens for taxes, fees, assessments and
governmental charges not delinquent.

                           6.5 (e) Liens of carriers, warehousemen, mechanics
and materialmen, and other like Liens arising in the ordinary course of business, for sums not due.

                           6.5 (f) Liens incurred or deposits or pledges made or
given in connection with, or to secure payment of, indemnity, performance or other similar bonds.

                           6.5 (g) Encumbrances in the nature of zoning
restrictions, easements and rights or restrictions of record on the use of real property and landlord's Liens under leases on the premises rented, which do not materially detract from the value of such property or impair the use thereof in the business of the Borrower.

                  Section 6.6 Contingent Obligations. Each Borrower will not, and will not permit any Subsidiary to, guarantee or otherwise become liable on the indebtedness of any other Person.

                  Section 6.7 Cash Flow Leverage Ratio. The Borrowers will not permit the Cash Flow Leverage Ratio, as of the last day of any fiscal quarter for the four consecutive fiscal quarters ending on that date, to be greater than
(i) 3.50 to 1.0 from March 31, 2002 through September 30, 2002, and (ii) 2.00 to
1.0 on December 31, 2002 and at every fiscal quarter end thereafter.

                  Section 6.8 Fixed Charge Coverage Ratio. The Borrowers will not permit the Fixed Charge Coverage Ratio, as of the last day of any fiscal quarter determined on a year to date basis, to be less than 1.50 to 1.0 commencing with the fiscal quarter ending March 31, 2002.

                                   ARTICLE VII

                         EVENTS OF DEFAULT AND REMEDIES

                  Section 7.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default:

                           7.1 (a) The Borrowers shall fail to make when due,
whether by acceleration or otherwise, any payment of principal of or interest on the Notes or any other obligations of a Borrower, or any of them, to the Lender pursuant to this Agreement.

                           7.1 (b) Any representation or warranty made by or on
behalf of any Borrower in this Agreement or by or on behalf of any Borrower in any certificate, statement, report or document herewith or hereafter furnished to the Lender pursuant to this Agreement shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified.

                           7.1 (c) The Borrowers shall fail to comply with
Sections 5.2, 5.3, 6.1, 6.2, 6.7 or 6.8.

                           7.1 (d) The Borrowers shall fail to comply with any
other agreement, covenant, condition, provision or term contained in this Agreement (other than those hereinabove set forth in this Section 7.1) and such failure to comply shall continue for 20 calendar days after whichever of the following dates is the earliest: (i) the date the Borrower gives notice of such failure to the Lender, (ii) the date the Borrower should have given notice of such failure to the Lender pursuant to Section 5.1, or (iii) the date the Lender gives notice of such failure to the Borrower.

                           7.1 (e) Any Borrower or any Subsidiary shall become
insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of a Borrower or such Subsidiary or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for a Borrower or such Subsidiary or for a substantial part of the property thereof and shall not be discharged within 60 days, or a Borrower shall make an assignment for the benefit of creditors.

                           7.1 (f) Any bankruptcy, reorganization, debt
arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against a Borrower or any Subsidiary and, if instituted against a Borrower or any Subsidiary, shall have been consented to or acquiesced in by a Borrower or such Subsidiary or shall remain undismissed for 60 days, or an order for relief shall have been entered against a Borrower or such Subsidiary.

                           7.1 (g) Any dissolution or liquidation proceeding
shall be instituted by or against a Borrower or any Subsidiary and, if instituted against a Borrower or such Subsidiary, shall be consented to or acquiesced in by a Borrower or such Subsidiary or shall remain for 60 days undismissed.

                           7.1 (h) A judgment or judgments for the payment of
money in excess of the sum of $50,000 in the aggregate shall be rendered against a Borrower or any Subsidiary and either (i) the judgment creditor executes on such judgment or (ii) such judgment remains unpaid or undischarged for more than 60 days from the date of entry thereof or such longer period during which execution of such judgment shall be stayed during an appeal from such judgment.

                           7.1 (i) The maturity of any material indebtedness for
borrowed money or capitalized lease obligations of a Borrower or any Subsidiary (other than indebtedness under this Agreement) shall be accelerated, or a

Borrower or any Subsidiary shall fail to pay any such material indebtedness when due (after the lapse of any applicable grace period) or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting the holder of any such indebtedness to cause, such material indebtedness to become due prior to its stated maturity or to realize upon any collateral given as security therefor. For purposes of this Section, indebtedness of the Borrower shall be deemed "material" if it exceeds $50,000 as to any item of indebtedness or in the aggregate for all items of indebtedness with respect to which any of the events described in this Section has occurred.

                           7.1 (j) Any execution or attachment shall be issued
whereby any substantial part of the property of a Borrower or any Subsidiary shall be taken or attempted to be taken and the same shall not have been vacated or stayed within 60 days after the issuance thereof.

                           7.1 (k) Any default not otherwise described above
shall occur under any other Loan Document and remain unremedied for 30 calendar days.

                  Section 7.2 Remedies. If (a) any Event of Default described in

Sections 7.1 (e), (f) or (g) shall occur with respect to a Borrower, the Revolving Commitment shall automatically terminate and the Notes and all other obligations of the Borrower to the Lender under this Agreement shall automatically become immediately due and payable, or (b) any other Event of Default shall occur and be continuing, then the Lender may (i) declare the Revolving Commitment terminated, whereupon the Commitment shall terminate, and
(ii) declare the Notes and all other obligations of the Borrower to the Lender under this Agreement to be forthwith due and payable, whereupon the same shall immediately become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding. Upon the occurrence of any of the events described in clauses (a) or (b) of the preceding sentence the Lender may exercise all rights and remedies under this Agreement, the Notes and any related agreements and under any applicable law.

                  Section 7.3 Offset. In addition to the remedies set forth in
Section 7.2, upon the occurrence of any Event of Default and thereafter while the same be continuing, each Borrower hereby irrevocably authorizes the Lender to set off all sums owing by a Borrower to the Lender against all deposits and credits of any Borrower with, and any and all claims of any Borrower against, the Lender.

                  Section 7.4 Release of Security Interest. Upon payment in full of the obligations of the Borrowers under the Notes evidencing the Revolving Loan and the Term Loan and termination or expiration of the Revolving Commitment and all outstanding Letters of Credit, the Lender shall release its security interest in the property of each Borrower.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  Section 8.1 Modifications. Notwithstanding any provisions to the contrary herein, any term of this Agreement may be amended with the written consent of the Borrowers; provided that no amendment, modification or waiver of any provision of this Agreement or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such amendment, modifications, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

                  Section 8.2 Costs and Expenses. Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to reimburse the Lender upon demand for all reasonable out-of-pocket expenses paid or incurred by the Lender (including filing and recording costs and fees and expenses of Dorsey & Whitney LLP, counsel to the Lender) in connection with the negotiation, preparation, approval, review, execution, delivery, amendment, modification, interpretation, collection and enforcement of this Agreement and the Notes. The obligations of the Borrower under this Section shall survive any termination of this Agreement.

                  Section 8.3 Waivers, etc. No failure on the part of the Lender or the holder of either or any Note to exercise and no delay in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies of the Lender hereunder are cumulative and not exclusive of any right or remedy the Lender otherwise has.

                  Section 8.4 Notices. Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed; provided, however, that any notice to the Lender under Article II hereof shall be deemed to have been given only when received by the Lender.

                  Section 8.5 Successors and Assigns; Disposition of Loans. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that a Borrower may not assign its rights or delegate its obligations hereunder without the prior written consent of the Lender. The Lender may at any time sell, assign, transfer, grant participations in, or otherwise dispose of any portion of the Revolving Commitment and the Term Loan and/or Advances to banks or other financial institutions. The Lender may disclose any information regarding the Borrowers in the Lender's possession to any prospective buyer or participant.

                  SECTION 8.6 GOVERNING LAW AND CONSTRUCTION. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

                  SECTION 8.7 CONSENT TO JURISDICTION. AT THE OPTION OF THE LENDER, THIS AGREEMENT AND THE NOTES MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN OR RAMSEY COUNTY; AND THE BORROWERS CONSENT TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT A BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE LENDER AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

                  SECTION 8.8 WAIVER OF JURY TRIAL. EACH BORROWER AND THE LENDER IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES AND ANY OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  Section 8.9 Captions. The captions or headings herein and any table of contents hereto are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

                  Section 8.10 Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement and understanding between the Borrower and the Lender with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement amends and restates the Prior Credit Agreement which is hereby terminated. All amounts outstanding under the Prior Credit Agreement on the date hereof shall be deemed refinanced by this Agreement and shall be repaid and shall bear interest in accordance with the terms of this Agreement.

                  Section 8.11 Waiver of Suretyship Defenses. The obligations of each Borrower hereunder are absolute, unconditional, complete and continuing and shall not be released in whole or in part by any action or thing which might, but for this provision, be deemed a legal or equitable discharge of a surety or guarantor, other than irrevocable payment and performance in full of the obligations hereunder. No notice of such obligations or of any renewal or extension thereof need be given to a Borrower and none of the foregoing acts shall release any Borrower from liability hereunder. Each Borrower hereby expressly waives (a) demand of payment, presentment, protest, notice of dishonor, nonpayment or nonperformance on any and all forms of such obligations;
(b) notice of acceptance of this Agreement and any Note hereunder, and any notice of any liability to which it may apply; (c) all other notices and demands of any kind and description relating to such obligations now or hereafter provided for by any agreement, statute, law, rule or regulation. No Borrower shall be exonerated with respect to its liabilities hereunder by any act or thing except irrevocable payment and performance of such obligations. The liabilities of each Borrower hereunder shall not be affected or impaired by any failure, delay, neglect or omission on the part of the Lender to realize upon any of the obligations hereunder of any Borrower to the Lender. No act or omission of the Lender, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of a Borrower, shall affect or impair the obligations of any other Borrower hereunder. Each Borrower hereby waives any and all right to cause a marshaling of the assets of any Borrower or any other action by any court or other governmental body with respect thereto and further waives any and all requirements that the Lender institute any action or proceeding at law or in equity, or obtain any judgment, against any other Borrower or any other Person as a condition precedent to making demand on or bringing any action or obtaining and/or enforcing a judgment against, any Borrower hereunder.

                  Section 8.12 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                        WTC INDUSTRIES, INC.

                                        By /s/ Greg Jensen
                                           -------------------------------------
                                        Print Name Greg Jensen
                                                   -----------------------------
                                        Title CFO
                                              ----------------------------------
Borrower's Address:
1000 Apollo Road
Eagan, Minnesota  55120

                                        PENTAPURE INCORPORATED

                                        By /s/ Greg Jensen
                                           -------------------------------------
                                        Print Name Greg Jensen
                                                   -----------------------------
                                        Title CFO
                                              ----------------------------------
Borrower's Address:
1000 Apollo Road
Eagan, Minnesota  55120

                                        U.S. BANK NATIONAL ASSOCIATION

                                        By /s/ Jerome R. Welle
                                           -------------------------------------
                                        Print Name Jerome R. Welle
                                                   -----------------------------
                                        Title VP
                                              ----------------------------------
Lender's Address:
U.S. Bank National Association
Firstar Center
101 East Fifth
St. Paul, Minnesota 55101
Fax (651) 229-6434

                                 REVOLVING NOTE


$3,000,000                                                     February 27, 2002
                                                             St. Paul, Minnesota

                  FOR VALUE RECEIVED, WTC INDUSTRIES, INC., a Delaware corporation and PENTAPURE INCORPORATED, a Minnesota corporation, hereby jointly and severally promise to pay to the order of U.S. BANK NATIONAL ASSOCIATION (the "Lender") at its office in St. Paul, Minnesota, in lawful money of the United States of America in immediately available funds on the Revolving Maturity Date (as such term and each other capitalized term used herein are defined in the Credit Agreement hereinafter referred to) the principal amount of THREE MILLION DOLLARS AND NO CENTS ($3,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Advances made by the Lender under the Credit Agreement, and to pay interest (computed on the basis of actual days elapsed and a year of 360 days) in like funds on the unpaid principal amount hereof from time to time outstanding at the rates and times set forth in the Credit Agreement.

                  This note is the Revolving Note referred to in the Amended and Restated Credit Agreement dated as of February 27, 2002 (as the same may be hereafter from time to time amended, restated or modified, the "Credit Agreement") between the undersigned and the Lender. This note is secured, it is subject to certain permissive and mandatory prepayments and its maturity is subject to acceleration, in each case upon the terms provided in said Credit Agreement.

                  In the event of default hereunder, the undersigned agrees to pay all costs and expenses of collection, including reasonable attorneys' fees. The undersigned waives demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.

                  THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

                                        WTC INDUSTRIES, INC.

                                        By /s/ Greg Jensen
                                           -------------------------------------
                                        Title CFO
                                              ----------------------------------

                                        PENATPURE INCORPORATED

                                        By /s/ Greg Jensen
                                           -------------------------------------
                                        Title CFO
                                              ----------------------------------

                                    TERM NOTE


$5,000,000                                                     February 27, 2002
                                                             St. Paul, Minnesota

                  FOR VALUE RECEIVED, WTC INDUSTRIES, INC., a Delaware corporation, and PENTAPURE INCORPORATED, a Minnesota corporation, hereby jointly and severally promise to pay to the order of U.S. BANK NATIONAL ASSOCIATION (the "Lender") at its office in St. Paul, Minnesota, in lawful money of the United States of America in immediately available funds, the principal amount of FIVE MILLION DOLLAR AND NO CENTS ($5,000,000) or if less, the full amount of the Term Loan (as such term and each capitalized term used herein are defined in the Credit Agreement hereinafter defined), and to pay interest (computed on the basis of actual days elapsed and a year of 360 days) in like funds on the unpaid principal amount hereof from time to time outstanding at the rate set forth in the Credit Agreement.

                  Principal shall be paid in equal installments of $140,000, plus accrued unpaid interest, commencing on April 1, 2002 and continuing on the first day of each month through February 1, 2005, with one final installment equal to the entire remaining unpaid principal balance and all accrued and unpaid interest on March 1, 2005.

                  This note is the Term Note referred to in the Amended and Restated Credit Agreement dated as of February 27, 2002 (as the same may hereafter be from time to time amended, restated or otherwise modified, the "Credit Agreement") between the undersigned and the Lender. This note is secured and its maturity is subject to acceleration, in each case upon the terms provided in said Credit Agreement.

                  In the event of default hereunder, the undersigned agrees to pay all costs and expenses of collection, including reasonable attorneys' fees. The undersigned waives demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.

                  THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

                                        WTC INDUSTRIES, INC.

                                        By /s/ Greg Jensen
                                           -------------------------------------
                                        Title CFO
                                              ----------------------------------

                                        PENATPURE INCORPORATED

                                        By /s/ Greg Jensen
                                           -------------------------------------
                                        Title CFO
                                              ----------------------------------

                    REAFFIRMATION OF SUBORDINATION AGREEMENT

         The undersigned, Robert C. Klas, Sr. ("Junior Creditor"), hereby reaffirms that Subordination Agreement made and given by the Junior Creditor to U.S. Bank National Association (the "Senior Creditor"), dated as of March 29, 2000 (the "Subordination Agreement"), remains in full force and effect. The Junior Creditor has reviewed the terms of an Amended and Restated Credit Agreement between the Senior Creditor and WTC Industries, Inc. (the "Company") and its affiliate PentaPure Incorporated of even date herewith and reaffirms that the Subordination Agreement continues in full force and effect and applies to all indebtedness of the Company to the Junior Creditor as described therein provided, however, that the Convertible Promissory Note in the original principal amount of $750,000 dated as of March 29, 2000 from the Company to the Junior Creditor has been repaid in full in connection with the Amended and Restated Credit Agreement described above.

         Dated as of: February 27, 2002


                                               /s/ Robert C. Klas, Sr.
                                               --------------------------------
                                               Robert C. Klas, Sr.


                                               Agreed and Acknowledged:

                                               WTC Industries, Inc.

                                               By  /s/ Greg Jensen
                                                   ----------------------------
                                               Its  CFO
                                                   ----------------------------